UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2015

(Date of report – date of earliest event reported)

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of incorporation)	(Commission file number)	(IRS employer identification number)

200 Village Road, Lahaina, Maui, Hawaii 96761

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 16, 2015, Maui Land & Pineapple Company, Inc. (the “Company”) closed the sale of the 25-acre Kapalua Golf Academy parcel and related facilities to TY Management Corporation for $12.0 million. The property was previously leased by TY Management Corporation, which plans to continue utilizing the property for its Kapalua Golf Academy operations. The property was sold without any development entitlements.

The sale resulted in a gain of approximately $10.5 million, which will be included in the Company’s operating results for the quarter ending September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: September 16, 2015	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer

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